SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2012

ADEONA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3985 Research Park Drive, Suite 200, Ann Arbor, Michigan 48108

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (734) 332-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure

Jeff Riley, the Chairman, Chief Executive Officer and President of Adeona Pharmaceuticals, Inc. (“Adeona” or the “Company”), will be making a presentation on February 13, 2012 at The Manhattan Club, 800 7th Avenue, 2nd Floor, New York, New York. In connection with that presentation, Mr. Riley intends to discuss the slide presentation furnished as Exhibit 99.1 hereto, which is incorporated herein by reference.  In addition, on February 9, 2012, Adeona issued a press release regarding the upcoming February 13, 2012 presentation that is furnished as Exhibit 99.2 hereto.

The slide presentation attached as Exhibit 99.1 to this Report and the press release attached as Exhibit 99.2 to this Report include “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained in the slide presentation or in the press release are “forward-looking” rather than historical.

The information included in this Item 7.01 and in Exhibits 99.1 and 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The Company undertakes no duty or obligation to update or revise information included in this Report or any of the Exhibits.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

99.1	Presentation materials to be provided at the February 13, 2012 Adeona Pharmaceuticals, Inc. presentation at The Manhattan Club, New York, New York.
99.2	Press Release dated February 9, 2012 regarding the presentation to be made on February 13, 2012 by Adeona Pharmaceuticals Inc. at The Manhattan Club, New York, New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEONA PHARMACEUTICALS, INC.

Date: February 13, 2012	By: /s/ Jeff Riley
Name: Jeff Riley
Its: Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Presentation materials to be used at Adeona Pharmaceuticals, Inc.’s February 13, 2012 presentation at The Manhattan Club, New York, New York.
99.2	Press Release dated February 9, 2012 regarding the presentation to be made on February 13, 2012 by Adeona Pharmaceuticals, Inc. at The Manhattan Club, New York, New York.